Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors and/or officers of BB&T Corporation, a North Carolina corporation (the “Company”), hereby constitutes and appoints Kelly S. King, Christopher L. Henson, Daryl N. Bible and Robert J. Johnson, Jr., and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and to affix his or her seal to and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) a Registration Statement on Form S-4 (or any other appropriate form), and any and all amendments (including post-effective amendments) thereto, with all exhibits and any and all documents required to be filed with respect thereto, relating to the registration under the Securities Act of 1933, as amended, of shares of the Company’s common stock, par value $5.00 per share, to be issued in connection with the acquisition of National Penn Bancshares, Inc., a Pennsylvania corporation, granting unto said attorneys, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully to all intents and purposes as he himself or she herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned directors and/or officers has hereunto set his or her hand as of the date specified.

Signature	Title	Date

/s/ Kelly S. King	Chairman of Board and Chief Executive	August 25, 2015
Kelly S. King	Officer (Principal Executive Officer)

/s/ Daryl N. Bible	Senior Executive Vice President and	August 25, 2015
Daryl N. Bible	Chief Financial Officer (Principal Financial Officer)

/s/ Cynthia B. Powell	Executive Vice President and Corporate	August 25, 2015
Cynthia B. Powell	Controller (Principal Accounting Officer)

/s/ Jennifer S. Banner	Director	August 25, 2015
Jennifer S. Banner

/s/ K. David Boyer	Director	August 25, 2015
K. David Boyer, Jr.

/s/ Anna R. Cablik	Director	August 25, 2015
Anna R. Cablik

/s/ Ronald E. Deal	Director	August 25, 2015
Ronald E. Deal

/s/ James A. Faulkner	Director	August 25, 2015
James A. Faulkner

Signature	Title	Date

/s/ I. Patricia Henry	Director	August 25, 2015
I. Patricia Henry

/s/ John P. Howe	Director	August 25, 2015
John P. Howe III, M.D.

/s/ Eric C. Kendrick	Director	August 25, 2015
Eric C. Kendrick

/s/ Louis B. Lynn	Director	August 25, 2015
Louis B. Lynn

/s/ Edward C. Milligan	Director	August 25, 2015
Edward C. Milligan

/s/ Charles A. Patton	Director	August 25, 2015
Charles A. Patton

/s/ Nido R. Qubein	Director	August 25, 2015
Nido R. Qubein

/s/ William J. Reuter	Director	August 25, 2015
William J. Reuter

/s/ Tollie W. Rich, Jr.	Director	August 25, 2015
Tollie W. Rich, Jr.

/s/ Christine Sears	Director	August 25, 2015
Christine Sears

/s/ Thomas E. Skains	Director	August 25, 2015
Thomas E. Skains

/s/ Thomas N. Thompson	Director	August 25, 2015
Thomas N. Thompson

/s/ Edwin H. Welch	Director	August 25, 2015
Edwin H. Welch, Ph.D.

/s/ Stephen T. Williams	Director	August 25, 2015
Stephen T. Williams